Exhibit 10.1

Notice of Winning Bid
(English Translation)

Zhengzhou Duesail Fracture Proppant Co., Ltd.:

On May 6, 2009, during an open bid, your company has won a tender for fracture proppants with Changqing Oilfield at Wushenqi, as following:

Standard: 20/40 Resistant to Pressure: 52MPa

Total: ¥27.48 million

Standard: 40/70 Resistant to Pressure: 86MPa

Total: ¥10.08 million

Technical Standard: SY/T5108-2006 Profession Standard

As soon as you receive this notice, please deliver the products according to our purchase orders from Sulige Project Department. We will sign a settlement contract after your products go into storage through examination.

PetroChina’s Changqing Oilfield Project Technology Management Department

May 11, 2009